EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 3, 1997, which appears on page 36 of the Oakwood Homes Corporation ("OHC") 1997 Annual Report to Shareholders of Oakwood Homes Corporation, which is incorporated by reference in OHC's Annual Report on Form 10-K for the year ended September 30, 1997, as amended by Form 10-K/A, Amendment No. 1.




PRICE WATERHOUSE LLP

/s/ Price Waterhouse, LLP

Winston-Salem, North Carolina
April 24, 1998